CHANGE IN PRESENTATION ADJUSTMENTS TO REVENUE, ADVERTISING EXPENSES AND SG&A April 2021

WING Supplemental Schedule: P&L Presentation Change 1 This presentation is intended to illustrate prior period changes in presentation of our consolidated financial statements. To the extent that statements contained in this presentation, as well as other information provided from time to time by Wingstop Inc. or its employees, contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, you should be aware that many factors could affect our actual financial results and cause them to differ materially from those anticipated in any forward-looking statements. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “guidance,” “anticipate,” “estimate,” “expect,” “forecast,” “outlook,” “target,” “project,” “potential,” “plan,” “intend,” “believe,” “think,” “confident,” “may,” “should,” “can,” “have,” “will,” “seek,” “likely,” “future” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Any such forward-looking statements are not guarantees of performance or results and involve risks, uncertainties (some of which are beyond the Company’s control), and assumptions. Our ability to achieve or maintain sales and earnings may be affected by COVID-19 related factors, including, among others: the length of time that the pandemic continues; the inability of workers, including third party delivery drivers, to work due to illness, quarantine, or government mandates; temporary store closures due to reduced workforces or government mandates; the unemployment rate; the extent and effectiveness of any COVID-19 stimulus packages; the ability of our franchisees to operate their restaurants during the pandemic and pay royalties; and trends in consumer spending during and after the end of the pandemic. Please refer to the risk factors discussed in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which can be found at the SEC’s website www.sec.gov. The discussion of these risks is specifically incorporated by reference into this presentation. FORWARD-LOOKING STATEMENTS

WING Supplemental Schedule: P&L Presentation Change 2 BACKGROUND FOR CHANGES IN PRESENTATION The purpose of this presentation is to provide details of changes to the presentation of our Consolidated Statements of Operations that will occur beginning fiscal year 2021. These changes aim to provide more clarity into our core SG&A. The changes in presentation impact three lines of our consolidated statements of operations. 1. Royalty revenue, franchise fees and other • We will no longer present revenue for our brand partner convention in this line. We previously recorded an equal and offsetting amount in this revenue line and in SG&A. 2. Advertising Expenses • We will present headcount related expenses that support our national advertising fund in this line and not in SG&A, as we had previously done. 3. SG&A • We will no longer present headcount related expenses that support our national advertising fund in this line. We will present these expenses in the Advertising expenses line. • We will no longer record expenses for our brand partner convention in this line. We previously recorded an equal and offsetting amount in this line and in Royalty revenue, franchise fees and other. We are providing this supplemental information to illustrate the change to prior periods as a result of the reclassifications on the Consolidated Statements of Operations. This change in presentation had no impact on operating income, balance sheets or statements of cash flows.

WING Supplemental Schedule: P&L Presentation Change 3 PRIOR PERIOD CHANGE IN PRESENTATION FISCAL YEAR 2020 FISCAL YEAR 2019 Q1 Q2 Q3 Q4 FY Q1 Q2 Q3 Q4 FY AS REPORTED Royalty Revenue, Franchise Fees and Other 24,199 27,858 28,806 28,020 108,883 21,328 21,187 21,876 23,900 88,291 Advertising Expenses 14,924 18,589 18,267 17,648 69,428 12,734 12,973 12,652 14,532 52,891 SG&A, reported 14,310 15,210 18,515 20,950 68,985 12,542 13,394 13,527 17,832 57,295 AS ADJUSTED FOR CURRENT PRESENTATION Royalty Revenue, Franchise Fees and Other 24,199 27,858 28,806 28,020 108,883 21,328 21,187 21,876 22,136 86,527 Advertising Expenses 16,995 20,424 20,240 19,670 77,329 14,258 14,508 15,107 16,134 60,007 SG&A, reported 12,239 13,375 16,542 18,928 61,084 11,018 11,859 11,072 14,466 48,415 Reclassifications Brand Partner Convention Revenue & Expense - - - - - - - - 1,764 1,764 Headcount Supporting National Advertising Fund 2,071 1,835 1,973 2,022 7,901 1,524 1,535 2,455 1,602 7,116 This change in presentation had no impact on operating income, balance sheets or statements of cash flows. In $ 000

WING Supplemental Schedule: P&L Presentation Change 4 QUESTIONS Please contact: Alex Kaleida and Susana Arevalo IR@Wingstop.com